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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the (1) HealthStream, Inc. 1994 Employee Stock Option Plan; (2) HealthStream, Inc. 2000 Stock Incentive Plan; and (3) HealthStream, Inc. Employee Stock Purchase Plan, of our report dated March 9, 2005 (except for Note 7 as to which the date is March 28, 2005) with respect to the financial statements of Data Management & Research, Inc. appearing in this Current Report on Form 8-K/A of HealthStream, Inc.


                                            /s/ Ernst & Young LLP

Nashville, Tennessee
June 7, 2005